UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Arvada Marketplace and Arvada Connection, Arvada, Colorado

On April 29, 2004, we purchased two existing shopping centers, situated directly across the street from each other, containing 358,094 total gross leasable square feet (297,015 square feet and 61,079 square feet, respectively). The centers are located at 7320-7490 West 52nd Street in Arvada, Colorado.

We purchased these two centers from one unaffiliated third party. Our total acquisition cost was approximately $51,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Sam's Club and Gart Sports, each lease more than 10% of the total gross leasable area of Arvada Marketplace and two tenants, Old Country Buffet and Pier 1 Imports, each lease more than 10% of the total gross leasable area at Arvada Connection. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Arvada Marketplace
Sam's Club	142,491	48	8.01	04/01	03/11

Gart Sports	54,903	18	7.03	10/93	01/14

Arvada Connection

Old Country Buffet	10,000	16	11.00	09/92	12/07

Pier 1 Imports	8,068	13	17.00	04/88	04/08

For federal income tax purposes, the depreciable basis in this property will be approximately $38,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Arvada Marketplace and Arvada Connection were built between 1987 through 1990. As of March 31, 2004, Arvada Marketplace was 99% occupied, with a total 292,662 square feet leased to twenty-eight tenants and Arvada Connection was 78% occupied, with a total 47,483 square feet leased to twelve tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Arvada Marketplace
Carefree Spas & Pools	6,367	06/04	54,120	8.50
Ted Johnson, DDS	1,564	10/04	20,301	12.98
Action Chiropractic	1,363	12/04	23,171	17.00
Armada's Bridal	5,155	05/05	51,550	10.00
Fast Signs	1,600	06/05	24,000	15.00
American General Finance	1,381	11/05	24,168	17.50
Namiko's Restaurant	3,015	02/06	53,577	17.77
Cruise Holidays	1,400	02/06	21,000	15.00
Citifinancial	2,251	12/06	35,821	15.91
Schlotzsky's Deli	1,900	07/07	26,600	14.00
Mail Boxes Etc.	1,375	12/07	24,063	17.50
Supercuts	2,213	12/07	37,621	17.00
Fantastic Sam's	1,350	12/07	22,275	16.50
Fashion Bug	10,000	03/08	80,000	8.00
Subway	1,230	10/08	22,140	18.00
Radio Shack	2,740	10/08	43,858	16.01
Lone Star Steakhouse	6,000	11/08	85,430	14.24
Tile for Less	3,016	12/08	48,256	16.00
Elegant Nails	1,000	01/09	17,000	17.00
Life Uniforms	3,194	05/09	47,910	15.00
Executive Tans	1,500	06/09	22,687	15.13
1st Cleaners	1,400	04/10	23,800	17.00
Red Robin Burger	7,300	12/10	201,795	27.64
Sam's Club	142,491	03/11	1,142,063	8.01
Bennett's Bar-B-Que	6,054	03/12	149,836	24.75
Office Depot	17,000	12/13	136,000	8.00
Lady of America Fitness	3,900	12/13	66,300	17.00
Gart Sports	54,903	01/14	385,902	7.03

Arvada Connection
SAS Shoes	2,600	11/04	28,600	11.00
Liquor Paradise	2,600	04/06	34,450	13.25
Kwal-Howell Paint Center	3,965	05/06	56,779	14.32
State Farm Insurance	1,190	07/06	20,230	17.00
U-Frame-It	1,680	09/06	24,058	14.32
Verizon Wireless	1,400	10/06	26,600	19.00
Pier 1 Imports	8,068	04/08	137,156	17.00
Household Finance	1,680	11/07	25,200	15.00
Old Country Buffett	10,000	12/07	110,000	11.00
Taco Bell	2,240	12/07	74,347	33.19
Waldenbooks & More	7,600	01/09	176,700	23.25
IHOP	4,460	01/10	101.900	22.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Alison's Corner Shopping Center, San Antonio, Texas

On April 28, 2004, we purchased an existing shopping center known as Alison's Corner Shopping Center containing 55,066 gross leasable square feet. The center is located at 2720 SW Military Drive in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,042,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Ross Dress for Less and Shoe Carnival, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Ross Dress for Less	30,066	55	10.00	09/03	09/13

Shoe Carnival	12,000	22	13.00	09/03	08/13

For federal income tax purposes, the depreciable basis in this property will be approximately $5,282,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Alison's Corner was built in 2003. As of March 31, 2004, this property was 84% occupied, with a total 46,066 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Dots	4,000	09/08	67,000	16.75
Shoe Carnival	12,000	08/13	156,000	13.00
Ross Dress for Less	30,066	09/13	300,600	10.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

North Rivers Town Center, Charleston, South Carolina

On April 27, 2004, we purchased a portion of a newly constructed shopping center known as North Rivers Town Center. The property we acquired contains 109,887 gross leasable square feet. The center is located at Rivers Avenue and Ashley Phosphate Road in Charleston, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $183 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Bed, Bath & Beyond, Ross Dress for Less and Office Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Bed, Bath & Beyond	28,000	25	10.85	11/03	01/14

Ross Dress For Less	30,187	27	11.00	02/04	01/15

Office Depot	16,000	15	11.50	02/04	01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $15,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

North Rivers Town Center was built during 2003 to 2004. As of March 31, 2004, this property was 94% occupied, with a total 103,487 square feet leased to fifteen tenants and a parcel of land lease to one tenant under a ground lease. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
All About Cellular	1,400	01/07	27,300	19.50
Mattress Gallery	2,400	10/08	52,800	22.00
Super Nails	1,400	11/08	28,000	20.00
Gamestop	1,750	11/08	35,000	20.00
Great Clips	1,250	01/09	26,250	21.00
Cold Stone Creamery	1,500	01/09	30,000	20.00
Firehouse Subs	1,800	02/09	36,000	20.00
David's Bridal	10,000	10/13	155,000	15.50
Office Depot	16,000	01/14	184,000	11.50
Bed, Bath & Beyond	28,000	01/14	303,800	10.85
Just Fresh Bakery & Cafe	4,800	02/14	100,800	21.00
Pearle Vision	3,000	02/14	60,000	20.00
Ross Dress For Less	30,187	01/15	332,057	11.00
Babies R Us (Ground Lease)	-	01/14	160,776	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Bluebonnet Parc, Baton Rouge, Louisiana

On April 22, 2004, we purchased an existing shopping center known as Bluebonnet Parc containing 135,289 gross leasable square feet. The center is located at I-10 and Bluebonnet Road in Baton Rouge, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $22,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $163 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Linens 'N Things and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Best Buy	45,439	34	12.99	08/02	01/17

Linen's N Things	32,418	24	11.50	10/02	01/14

Cost Plus World Market	18,300	14	14.00	12/02	01/13

For federal income tax purposes, the depreciable basis in this property will be approximately $16,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bluebonnet Parc was built in 2002. As of March 31, 2004, this property was 95% occupied, with a total 128,289 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Brook Mays Music	8,000	01/09	128,000	16.00
David's Bridal	9,998	10/10	159,968	16.00
Lifeway Christian Bookstore	9,161	12/12	141,995	15.50
Cost Plus World Market	18,300	01/13	256,200	14.00
Linens' N Things	32,418	01/14	372,807	11.50
The Men's Wearhouse	4,973	02/14	99,460	20.00
Best Buy	45,439	01/17	590,408	12.99

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 7. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By: /s/ Steven P. Grimes

Name: Steven P. Grimes
Title: Treasurer and Principal Financial Officer
Date: May 6, 2004